EXHIBIT #23.1


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
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We have issued our report dated March 20, 2003, except for notes 14 and 15, which are dated December 1, 2003, accompanying the financial statements of MR3 Systems, Inc. (the "Company") on Form 10-KSB for the years ended December 31, 2002, 2001 and 2000, which is included in this Registration Statement. We consent to the inclusion of our report in this Registration Statement.



/s/ POHL, MCNABOLA, BERG & CO.
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Pohl, McNabola, Berg & Co., LLP


San Francisco, California
December 10, 2003